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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Trusted Information Systems, Inc.


         We consent to incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Employee Stock Purchase Plan of Trusted Information Systems, Inc. of our report dated February 28, 1997, with respect to the consolidated financial statements of Trusted Information Systems, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 27, 1996.

                                                   /s/ ERNST & YOUNG LLP


Vienna, Virginia
July 9, 1997